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FROM: MONTANA POWER COMPANY            Contact: Cort Freeman PRIVATE
      40 East Broadway                 406-497-2368
      Butte, Montana  59701            FAX: 406-497-2535
                                       WEB: http://www.mtpower.com
March 12, 1999
MONTANA POWER AMENDS RIGHTS AGREEMENT
	BUTTE -- The Montana Power Company (NYSE:MTP) said today it has amended, effective March 2, 1999, its Rights Agreement between the company and First Chicago Trust Company, a division of EquiServe.
On January 26, 1999, Montana Power's Board of Directors authorized the amendment to the Rights Agreement, extending the plan, which was due to expire June 6, 1999, an additional 10 years, unless earlier redeemed or exchanged by the company.
	In addition, the amendment changes the purchase price of each one-hundredth of preferred share to $200, and excepts certain inadvertent owners from the definition of "Acquiring
Person" under the amended agreement.
Each right has economic terms similar to one share of common stock of the company. Montana Power has approximately 55 million common shares outstanding.
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EXHIBIT 99a